Exhibit (g)(2)

HENNESSY FUNDS TRUST
SIXTH AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SIXTH AMENDMENT, effective as of November 1, 2022 (the “Effective Date”), to the Custody Agreement, dated as of July 1, 2005, as amended (the “Agreement”), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the Company and the Custodian are parties to the Agreement;

WHEREAS, the parties desire to amend the Agreement in order to (1) add the Hennessy Stance ESG Large Cap ETF as of the date the assets of the Stance Equity ESG Large Cap Core ETF are reorganized into the Hennessy Stance ESG Large Cap ETF (which is currently anticipated to be December 19, 2022); (2) amend the fees to the Agreement; and (3) amend the term of the Agreement; and

WHEREAS, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both the Company and the Custodian.

AGREEMENT

NOW, THEREFORE, the Company and the Custodian agree as follows:

1.	The first sentence of Article VII of the Agreement is hereby superseded and replaced in its entirety with the following:

The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit D or Exhibit D‑1 hereto (as amended from time to time), with the applicable fee schedule being designated in Exhibit C (as amended from time to time).

2.	Section 13.1 of the Agreement is hereby superseded and replaced in its entirety with the following:

13.1 Effective Period. This Agreement shall become effective as of November 1, 2022, and will continue in effect until October 31, 2023 (the “Initial Term”). Thereafter, this Agreement shall continue in effect automatically as to each Fund until terminated by the parties in accordance with its terms.

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3.	Section 13.2 of the Agreement is hereby superseded and replaced in its entirety with the following:

13.2 Termination. Following the Initial Term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of written notice of such breach to the breaching party. In addition, the Company may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

4.	The existing Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

5.	The fee schedule applicable to exchange‑traded funds is hereby added to the Agreement and attached hereto as Exhibit D-1.

6.	The existing Amended Exhibit D of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit D attached hereto.

7.	The parties anticipate that the assets of the Stance Equity ESG Large Cap Core ETF will be reorganized into the Hennessy Stance ESG Large Cap ETF effective as of December 19, 2022.

8.	Except to the extent amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Amendment to be executed by a duly authorized officer as of the Effective Date.

HENNESSY FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Teresa M. Nilsen	By:	/s/ Gregory Farley
Name:	Teresa M. Nilsen	Name:	Gregory Farley
Title:	Executive Vice President	Title:	Sr. Vice President

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Amended Exhibit C to the Custody Agreement

Fund Names
Separate Series of Hennessy Funds Trust
Name of Series	Applicable Fee Schedule
Hennessy Cornerstone Growth Fund	Exhibit D
Hennessy Focus Fund	Exhibit D
Hennessy Cornerstone Mid Cap 30 Fund	Exhibit D
Hennessy Cornerstone Large Growth Fund	Exhibit D
Hennessy Cornerstone Value Fund	Exhibit D
Hennessy Total Return Fund	Exhibit D
Hennessy Equity and Income Fund	Exhibit D
Hennessy Balanced Fund	Exhibit D
Hennessy Energy Transition Fund	Exhibit D
Hennessy Midstream Fund	Exhibit D
Hennessy Gas Utility Fund	Exhibit D
Hennessy Japan Fund	Exhibit D
Hennessy Japan Small Cap Fund	Exhibit D
Hennessy Large Cap Financial Fund	Exhibit D
Hennessy Small Cap Financial Fund	Exhibit D
Hennessy Technology Fund	Exhibit D
Hennessy Stance ESG Large Cap ETF (anticipated to commence operations on December 19, 2022)	Exhibit D-1

Exhibit C, Page 1

Amended Exhibit B to the Fund Administration Servicing Agreement
Amended Exhibit B to the Fund Accounting Servicing Agreement
Amended Exhibit C to the Transfer Agency Servicing Agreement
Amended Exhibit D to the Custody Agreement

Combined Fund Administration, Fund Accounting, Transfer Agent, and
Custody Services Fee Schedule effective November 1, 20221 –
Mutual Funds

Annual fee schedule detailed below applies to the following Hennessy Funds (the “Mutual Funds”):

Hennessy Cornerstone Growth Fund
Hennessy Focus Fund
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Total Return Fund
Hennessy Equity and Income Fund
Hennessy Balanced Fund
Hennessy Energy Transition Fund
Hennessy Midstream Fund
Hennessy Gas Utility Fund
Hennessy Small Cap Financial Fund
Hennessy Large Cap Financial Fund
Hennessy Technology Fund
Hennessy Japan Fund
Hennessy Japan Small Cap Fund

Annual fee schedule based upon the aggregate net assets of the Mutual Funds:

10 basis points on all net assets up to $2 billion
7 basis points on the next $2 billion of net assets
6 basis points on the next $2 billion of net assets
5 basis points on the next $1 billion of net assets
4 basis points on the next $3 billion of net assets
3 basis points on net assets greater than $10 billion
Minimum annual fee across all Mutual Funds: $37,500 per Fund multiplied by the number of Mutual Funds

SEC Modernization Fees:
$12,000 per year per Mutual Fund.

$250 per year per Mutual Fund.

Fee waiver in place for the period of August 1, 2022, through July 31, 2025 (or earlier termination of the Agreement), as follows:
100% waiver of all fees for the following Mutual Funds:
Hennessy Energy Transition Fund
Hennessy Midstream Fund
Hennessy Technology Fund

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This Exhibit is a combined fee schedule that will cover all services provided by USBGFS to the Trust for Mutual Funds pursuant to the Fund Administration Servicing Agreement, the Fund Accounting Servicing Agreement, and the Transfer Agent Servicing Agreement, as well as the services provided by U.S. Bank National Association to the Trust for Mutual Funds pursuant to the Custody Agreement.

Exhibit D, Page 1

*With respect to each of these three Mutual Funds individually, the fee waiver will not apply at any time that the net assets of such Mutual Fund exceed $125 million.

Extraordinary services – quoted separately
Fees are billed monthly
Annual fee includes all fund expenses, excluding extraordinary expenses, related to the agreements indicated above.

Exhibit D, Page 2

Exhibit D-1 to the Custody Agreement

Custody Fee Schedule effective November 1, 2022 –
ETFs

Fee Schedule for ETF Series added to Hennessy Funds Trust
The following are the fees where Hennessy Advisors, Inc. (the “Adviser”) acts as investment adviser to an exchange‑traded fund that is a series of Hennessy Funds Trust. The parties acknowledge that the fees for the Hennessy Stance ESG Large Cap ETF will not begin to accrue until the date the assets of the Stance Equity ESG Large Cap Core ETF are reorganized into the Hennessy Stance ESG Large Cap ETF (which is currently anticipated to be December 19, 2022).

Fees for ETF Custody Services

See Appendix C for Services and Associated Fees
See Appendix D for Global Sub-Custodial Services and Associated

APPENDIX C

Custody Services

Portfolio Transaction Fees
◾	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
◾	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
◾	$8.00 – Option/SWAPS/future contract written, exercised or expired
◾	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
◾	$50.00 – Physical security transaction
◾	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)
◾	$20 Manual instructions fee. (Additional Per Securities and Cash Transactions)
◾	$20 Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
◾	$6.5 Per Non-USD wire.
◾	$30 Per Non-FX Executed at U.S. Bank
◾	$25 Monthly charge on zero valued securities (Per ISIN)
◾	$20 Per Proxy Vote cast.
◾	$25 Dormant account fee (one year no activity)
A transaction is defined as any purchase/sale, free receipt/free delivery, maturity, tender or exchange of a security.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
◾	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
◾	$600 per custody sub – account per year (e.g., per sub–adviser, segregated account, etc.).
◾	Class Action Services – $25 filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $3,000.
◾	No charge for the initial conversion free receipt.
◾	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place.
◾	Third Party lending - Additional fees will apply.

Exhibit D-1, Page 1

APPENDIX D

Additional Global Sub-Custodial Services Annual Fee Schedule

Global Custody Base Fee
A monthly global custody base fee of $500 per fund will apply when foreign securities are held.  If no global assets are held within a given month, the monthly global custody base fee will not apply for that month. In addition, the follow may apply.  Safekeeping and transaction fees are assessed on security and currency transactions.

Plus: Global Custody Transaction Fees1
Global Custody transaction fees associated with Sponsor Trades. (See schedule below)
◾	A transaction is defined as any purchase/sale, free receipt/free delivery, maturity, tender or exchange of a security.

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“Sponsor trades” are defined as any trades put through the portfolio, on behalf of the fund by any portfolio manager/sub advisor and their affiliates authorized by the Board of Trustees to act on behalf of the fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Global Safekeeping and Transaction Fees
(See schedule below)

Global Custody Tax Reclamation Services:
◾	Global Filing: $500 per annum
◾	U.S. Domestic Filing: $250 per annum (Only ADRs)
◾	Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses
◾
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees,  local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

◾
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

◾	SWIFT reporting and message fees.

Exhibit D-1, Page 2

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25
Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10
Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115
Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85
Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175
Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75
Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165
Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22
Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90
Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90
Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12
Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12
China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70
Colombia	30.00	$50	Luxembourg	1.25	$20	Sweden	1.25	$10
Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12
Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43
Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150
Czech Republic	12.00	$25	Mexico	2.50	$12	Thailand	3.00	$25
Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42
Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12
Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105
Eswatini	28.00	$55	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Eurobonds)	1.00	$10	Nigeria	28.00	$38	Ukraine	30.00	$50
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	$10	United Kingdom	1.00	$3
Finland	1.50	$10	Oman	42.00	$100	Uruguay	45.00	$55
France	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80
Germany	1.00	$8	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)*	38.00	$130
Ghana	25.00	$40	Peru	30.00	$60	Zambia	28.00	$45
Greece	4.00	$20	Philippines	3.50	$38	Zimbabwe	28.00	$45

*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

Exhibit D-1, Page 3